Exhibit 99.1

Zosano Pharma Files Voluntary Petition for Relief Under Chapter 11

FREMONT, Calif., June 2, 2022 — Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced that on June 1, 2022 it filed a voluntary petition for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case for the company.

Zosano continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. Zosano is seeking approval of a variety of “first day” motions containing customary relief intended to enable the company to continue its ordinary course operations and to facilitate an orderly wind down of its operations. The company intends to sell substantially all of its assets during the bankruptcy case.

Additional information about the Chapter 11 case, including access to Bankruptcy Court documents, is available online at http://www.kccllc.net/ZosanoPharma, a website administered by KCC, a third-party bankruptcy claims and noticing agent.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the potential outcome of any Chapter 11 filing or “first day” motions, its ability to complete an orderly wind down of its operations, the ability to sell its assets during the bankruptcy case and other future events and expectations described in this press release. Readers are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “scheduled,” “goal,” “approximately” or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contacts:

Christine Matthews

Chief Financial Officer

510-745-1200

Zosano PR:

Sylvia Wheeler or Alexandra Santos

swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com